EXHIBIT 99.4t


                         NORTHERN LIFE INSURANCE COMPANY
                                 A Stock Company


HOME OFFICE:                                           RELIASTAR SERVICE CENTER:
1501 4th Avenue, Suite 1000                                        P.O. Box 5050
Seattle, WA 98101-3620                            Minot, North Dakota 58702-5050


           INTERNAL REVENUE CODE SECTION 457 ENDORSEMENT (INDIVIDUAL)


This Endorsement is part of your contract. The provisions of this Endorsement supersede any conflicting provisions in your contract or in any prior endorsements.

"We, us, our" are Northern Life Insurance Company at its home office in Seattle, Washington and its administrative office in Minot, North Dakota.

"You, your" are the Owner(s) of the contract according to our records.

THE FOLLOWING PARAGRAPH IS ADDED TO THE CONTRACT COVER PAGE:

                                This contract funds a qualified plan (Plan) established under Section 457 of the Revenue Code (Code). For Plans maintained by tax exempt organizations, all rights and benefits under the contract remain the property of the Owner shown on the Contract Data Page.

                                Plans maintained by state or local governments, however, must be maintained for the exclusive benefit of the Plan participants in accordance with Section 457(g) of the Code.

                                We will make Fixed and/or Variable Annuity
                                Payouts subject to the terms of this contract. You may change the Start Date, the annuity payout option, or both, as shown in the contract.

THE FOLLOWING PARAGRAPH IS ADDED TO THE CONTRACT DATA PAGE:

                                Twelve years from the original Issue Date, the early withdrawal charges, if any, will go to zero.

THE FOLLOWING PARAGRAPH IS ADDED BEFORE THE DEFINITIONS IN SECTION 1:

PLAN INFORMATION
                                This contract funds a Plan established by the Owner under Internal Code Section 457.

                                Any terms or provisions not defined or explained in this contract which govern the interpretation or administration of the Owner's Plan will be as provided in the Plan. We are not a party to the Plan and are not liable to provide benefits under the Plan.


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SECTION 1    DEFINITIONS
--------------------------------------------------------------------------------
THE FOLLOWING DEFINITIONS IN SECTION 1 ARE AMENDED AND/OR ADDED TO READ AS
FOLLOWS:

ANNUITANT
                                The person whose life determines the annuity payouts payable under the contract at the Start Date. The Annuitant is the person named in the application who performs or has performed services for the Owner and who participates under this contract pursuant to the Owner's Plan.

BENEFICIARY
                                The person named by the Annuitant to receive benefits upon the Annuitant's death, unless the law requires otherwise.

PURCHASE PAYMENTS
                                Amounts paid to us to fund the benefits under this contract. These include periodic, single lump sum, rollover and transfer payments paid to us on your behalf, less applicable premium taxes, if any, as required by law.

REQUIRED DISTRIBUTION DATE
                                April 1 of the year following the year in which the Annuitant reaches age 70 1/2, or retires, whichever is later.

SECTION 2    THE CONTRACT
--------------------------------------------------------------------------------
PARAGRAPH A. IN SECTION 2 IS AMENDED TO ADD THE FOLLOWING PARAGRAPHS:

A.   THE CONTRACT (CONTINUED)
                                You will be the sole representative to us under this contract. We will deal only with you except as otherwise specified in the contract or agreed to by us, and we will be entitled to rely upon any action taken or omitted by you pursuant to the terms of the contract.

                                We may rely on your written directives and will not be liable for any failure to question or challenge such directives regarding annuity payouts or the payment of cash distributions.

SECTION 3    PURCHASE PAYMENTS
--------------------------------------------------------------------------------
THE FOLLOWING PARAGRAPH IS ADDED AT THE END OF PARAGRAPH A. IN SECTION 3:

A.   GENERAL (CONTINUED)
                                Purchase Payments may not exceed the limits imposed under Code Section 457(b) and can be made only to the extent that other requirements imposed under Code Section 457(b) are satisfied.


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SECTION 7    WITHDRAWALS
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THE FOLLOWING PARAGRAPH IS ADDED AS THE FINAL PARAGRAPH OF SECTION 7:

     TRANSFER TO ANOTHER PLAN
                                You may ask us in writing to pay the withdrawal value to another entity that sponsors a Code
                                Section 457 Plan or another qualified plan as may be permitted by the Code and related regulations.

SECTION 9    GENERAL PROVISIONS
--------------------------------------------------------------------------------
PARAGRAPHS A AND B IN SECTION 9 ARE DELETED IN THEIR ENTIRETY.

THE FOLLOWING PARAGRAPH IS ADDED AS PARAGRAPH M IN SECTION 9:

M.   MINIMUM BENEFITS
                                This contract is governed by the laws of the state in which it is delivered. We guarantee that all annuity values, withdrawal values and death proceeds will always be as much as required by the laws of that state.

THE FOLLOWING PARAGRAPH IS ADDED AS PARAGRAPH N TO SECTION 9:

N.   NONTRANSFERABLE
                                This contract may not be transferred, sold, assigned, or discounted or pledged either as collateral for a loan or security for the performance of an obligation or for any other purpose, to any person or entity other than us.

SECTION 10   PAYMENTS AT DEATH
--------------------------------------------------------------------------------
PARAGRAPH A IN SECTION 10 IS REPLACED WITH THE FOLLOWING:

A.   GENERAL
                                At the Beneficiary's election, distribution of all or part of the death benefit may be deferred to the extent allowed by state or federal law or IRS regulation.

PARAGRAPH C IN SECTION 10 IS REPLACED WITH THE FOLLOWING:

C.   DEATH BENEFIT BEFORE
     THE START DATE
                                The amount of the Death Benefit before the Start Date is defined as follows:

                                1. If the Annuitant dies on or before the first day of the month following his/her 80th birthday, the Death Benefit Valuation Date is the greater of A, B, or C where:

                                        A is the Contract Value on the Death
                                        Benefit Valuation Date;
                                        B is the Adjusted Purchase Payment
                                        Total; and
                                        C is the Reset Death Benefit.


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                                2.      If the Annuitant dies after the first
                                        day of the month following his/her 80th
                                        birthday, the Death Benefit is the
                                        greater of A or B where:

                                        A is the Contract Value on the Death
                                        Benefit Valuation Date; and
                                        B is the Adjusted Purchase Payment
                                        Total.

PARAGRAPH D IN SECTION 10 IS REPLACED WITH THE FOLLOWING:

D.   DEATH BENEFIT
     VALUATION DATE
                                The Death Benefit Valuation Date is the
                                Valuation Date following the date we receive the later of:

                                1.      Proof of death of the Annuitant; or
                                2. Written request for a single sum payment or a payout permitted by Code Section 457(d)(2) and of which we approve.

PARAGRAPH E IN SECTION 10 IS REPLACED WITH THE FOLLOWING:

E.   PAYMENT OF DEATH BENEFIT
                                If a single sum payment of the Death Benefit is elected, we will make payment within seven days after the Death Benefit Valuation Date.

                                If an annuity payout is requested, it may be any annuity payout that could have been selected under Section 8 and which is permitted by Code Sections 401(a)(9), 457(d)(2), and the regulations thereunder.

SECTION 12   TERMINATION
--------------------------------------------------------------------------------
THE LAST SENTENCE IN PARAGRAPH A, SECTION 12 IS AMENDED TO READ AS FOLLOWS:

                                This payment may be made to you, or if you request, to another entity sponsoring a Code
                                Section 457 Plan.

SECTION 13   RESTRICTIONS ON DISTRIBUTIONS
--------------------------------------------------------------------------------
SECTION 13 IS DELETED IN ITS ENTIRETY AND REPLACED WITH THE FOLLOWING:

A.   GENERAL

                                This Section restricts how distributions may be made under the contract both before and after the Annuitant's death. It refers to Code Sections 401(a)(9) and 457(d)(2), and the regulations thereunder, including the incidental death benefit provisions of Proposed Treasury Regulation Section 1.401(a)(9)-2, all of which are incorporated herein by reference. Generally, distributions must satisfy the minimum required distribution rules of Code Section 401(a)(9), and if payable other than in a lump sum, must be made in substantially non-increasing amounts, paid not less frequently than annually.


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B.   REQUIRED DISTRIBUTIONS
     WHILE LIVING
                                Payments must be elected under Section 7,
                                Section 8, or a combination of both, that commence on or before the Required Distribution Date and are payable at times specified by the IRS which are not later than the time determined under Code Section 401(a)(9)(G), relating to the incidental death benefits.

C.   REQUIRED DISTRIBUTION
     UPON DEATH
                                If the Annuitant dies before his/her entire interest has been distributed but after distributions have begun, the amount not distributed during the Annuitant's life will be distributed after death at least as rapidly as under the method of distribution used during the Annuitant's life.

                                In the case of a distribution which does not begin before the death of the Annuitant, the entire amount payable will be paid over a period not in excess of 15 years, unless the Beneficiary is the Annuitant's surviving spouse. If the Beneficiary is the Annuitant's surviving spouse, payment can be made over the life expectancy of the surviving spouse.

                                Any distribution payable over a period of more than one year can only be made in substantially non-increasing amounts paid not less frequently than annually.

D.   WITHDRAWAL CHARGES
                                Withdrawal charges, if any, will be waived on the annual withdrawal in any Contract Year made to comply with the minimum distribution requirements. However, the maximum amount available for withdrawal without an early withdrawal charge, if any, during any Contract Year under all provisions of this contract is the greater of:

                                1. The amount needed for this contract to comply with the minimum distribution requirements; or

                                2.      Earnings or ten percent of Purchase
                                        Payments, as of the last Contract
                                        Anniversary, subject to withdrawal
                                        charges.

                                This waiver applies only to withdrawals needed for this contract to meet minimum distribution requirements under the Code and related regulations.

All other terms and conditions of this contract remain unchanged. The effective date of this Endorsement is the Issue Date of this contract.


                                       /s/ Susan M. Bergen
                                       Secretary


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